FORM OF

                             AMENDMENT NO. 1 TO THE

                              AMENDED AND RESTATED

                             UNDERWRITING AGREEMENT

                                  E*TRADE FUNDS

                               4500 Bohannon Drive

                              Menlo Park, CA 94025

                             As of________ __, 2000

E*TRADE Securities, Inc.
4500 Bohannon Drive
Menlo Park, CA  94025


            Re:   Amendment No. 1 to the Amended and Restated Underwriting
Agreement

Ladies or Gentlemen:

      E*TRADE Funds (the "Company") and E*TRADE Securities, Inc. entered into an Amended and Restated Underwriting Agreement ("Agreement") dated as of August 12, 1999 with respect to the E*TRADE S&P 500 Index Fund, E*TRADE Extended Market Index Fund, E*TRADE Bond Index Fund, E*TRADE Technology Index Fund, E*TRADE International Index Fund and E*TRADE E-Commerce Index Fund. The purpose of this document is to amend the Agreement to permit E*TRADE Securities to also act as the exclusive selling agent and principal underwriter for the Shares of the E*TRADE Global Titans Index Fund and the E*TRADE Premier Money Market Fund, each a new series of the Trust, under substantially the same terms as the Agreement. Except as amended below, all terms of the Agreement shall continue in effect.

      The Agreement is hereby amended as follows:


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1.    Schedule A is hereby amended and substituted with the attached  Schedule
A.

2. Section 12 of the Amended and Restated Underwriting Agreement is hereby amended as follows:

      Term of the Agreement. The Amended and Restated Underwriting Agreement shall continue in effect with respect to each Fund as indicated on Schedule B hereto. The Amended and Restated Underwriting Agreement shall continue annually thereafter for successive one (1) year periods if approved at least annually for a Fund (i) by a vote of a majority of the outstanding voting securities of the respective Fund or by a vote of the Trustees of the Company, and (ii) by a vote of a majority of the Trustees of the Company who are not interested persons or parties to the Agreement (other than as Trustees of the Company), cast in person at a meeting called for the purpose of voting on this Agreement.

      If the foregoing meets with your approval, please acknowledge your acceptance by signing each of the enclosed counterparts hereof and returning such counterparts to us, whereupon this shall constitute a binding agreement as of the date first above written.

                              Very truly yours,

                              E*TRADE FUNDS

                              (on behalf of each Fund listed in the attached Schedule A)

                              By: ___________________________________

                              Title: ___________________________________


Agreed to and Accepted:

E*TRADE SECURITIES, INC.


By: ______________________________

Title: ______________________________

                                   SCHEDULE A

The series of E*TRADE Funds currently subject to this Amended and Restated Underwriting Agreement are as follows:

E*TRADE S&P 500 Index Fund

E*TRADE Extended Market Index Fund

E*TRADE Bond Index Fund

E*TRADE Technology Index Fund

E*TRADE International Index Fund

E*TRADE E-Commerce Index Fund

E*TRADE Global Titans Index Fund

E*TRADE Premier Money Market Fund

                                   SCHEDULE B

FUND                                            End of Initial Term

E*TRADE S&P 500 Index Fund                      February 3, 2001

E*TRADE Extended Market Index Fund              August 12, 2001

E*TRADE Bond Index Fund                         August 12, 2001

E*TRADE Technology Index Fund                   August 12, 2001

E*TRADE International Index Fund                October 22, 2001

E*TRADE E-Commerce Index Fund                   October 22, 2001

E*TRADE Global Titans Index Fund                _______ __, 2002

E*TRADE Premier Money Market Fund               _______ __, 2002